Exhibit 1.1

1,900,000 American Depositary Shares

Representing 12 Ordinary Shares

(Par Value £0.001 Per Share)

GW PHARMACEUTICALS PLC

UNDERWRITING AGREEMENT

October 2, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As the Representatives of the several Underwriters

Ladies and Gentlemen:

Introduction. GW Pharmaceuticals plc, a company incorporated in England and Wales (the “Company”) proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,900,000 American Depositary Shares (“ADSs” and, such ADSs, the “Firm ADSs”), each representing 12 ordinary shares, par value £0.001 per share, of the Company (the “Ordinary Shares”). The ADSs may be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to that certain Deposit Agreement dated May 7, 2013 (the “Deposit Agreement”), by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners of ADSs issued thereunder. The Ordinary Shares to be issued in connection with, and represented by, the Offered ADSs (as defined below) are hereinafter referred to as the “Underlying Securities.”

The Company also proposes to issue and sell to the several Underwriters not more than an additional 285,000 ADSs (the “Additional ADSs”) if and to the extent that Goldman Sachs & Co. LLC (“Goldman Sachs”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan”) as the Representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ADSs granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-217329), including a prospectus, to be used in connection with the public offering and sale of the Offered ADSs. The registration statement at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus as supplemented by the prospectus supplement in the form first used to confirm sales of the Offered ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent prospectus as supplemented by the preliminary prospectus supplement together with the free writing prospectuses, if any, each identified in Schedule II(A) and the pricing information set forth in Schedule II(B) hereto, that is distributed to investors prior to 7:00 p.m., New York City time, on October 2, 2018 (the “Applicable Time”), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1.           Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the Securities Act and the Registration Statement has become effective under the Securities Act. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, any free writing prospectus or the Prospectus or suspending the effectiveness of the Registration Statement and no proceedings or examination for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)          Accurate Disclosure. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each free writing prospectus set forth on Schedule II(A) hereto, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus, as of its issue date, as of its filing and as of each Closing Date, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth above in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, each broadly available road show, if any, each free writing prospectus set forth on Schedule II(A) hereto, if any, or the Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(c)          Compliance with Registration Requirements. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus, including the Time of Sale Prospectus, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering of the Offered ADSs was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          No Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus identified on Schedule II(A) hereto, if any, does not conflict with the information contained or incorporated by reference in the Registration Statement, the preliminary prospectus included in the Registration Statement immediately prior to the execution of this Agreement or the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule II(A) hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company has not distributed and, prior to the later to occur of any Closing Date (as defined below) and completion of the distribution of the Offered ADSs, will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than the Time of Sale Prospectus and the Prospectus.

(e)          Due Incorporation of the Company. The Company has been duly incorporated, organized and formed, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate power and authority to own or lease its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)           Due Incorporation of Subsidiaries. Each subsidiary of the Company has been duly incorporated, organized and formed, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate power and authority to own or lease its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity or ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company directly or through subsidiaries wholly-owned by the Company, free and clear of any liens, encumbrances, equities or claims.

(g)          Description of Capital Stock. The information set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus (and any similar section or information contained in the Time of Sale Prospectus) is true and correct in all material respects. All of the Offered ADSs and the Underlying Securities conform to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The form of certificates for the Ordinary Shares conforms to the United Kingdom Companies Act 2006 (the corporate law of the jurisdiction of the Company’s incorporation) and to any requirements of the Company’s articles of association (organizational documents). Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money that would have any material adverse effect on the Company’s indebtedness or net assets; or (ii) declared or paid any dividend or made any other distribution on or in respect to its Ordinary Shares.

(h)          Authorization of Capital Stock. The share capital of the Company outstanding prior to the issuance of the Ordinary Shares underlying the Offered ADSs to be sold to the Underwriters by the Company has been duly authorized and is validly issued, fully paid and non-assessable and was not issued in violation of the preemptive or similar rights of any security holder of the Company or any of its subsidiaries.

(i)           Authorization of the Offered ADSs and the Underlying Securities. The Offered ADSs to be sold by the Company and their issue and sale and the Underlying Securities and their issue have been duly authorized (including pursuant to section 551 of the United Kingdom Companies Act 2006) and, when the Underlying Securities are issued and Offered ADSs issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement, each will be validly issued, fully paid and non-assessable, and in the case of the ADSs to be issued and sold by the Company, free from all claims, charges, liens, encumbrances and equities, and the issuance of such Underlying Securities and related ADSs will not be subject to any preemptive or similar rights (including those provided by section 561 (1) of the United Kingdom Companies Act 2006).

(j)           Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(k)          Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum or articles of association, charter, memorandum of association, by-laws or equivalent incorporation or organizational documents; or (ii) in violation of or default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except in the case of (ii), for such violations and defaults that would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus (including without limitation the issue of the Underlying Securities and the related ADSs), and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the memorandum or articles of association, charter, by-laws or equivalent incorporation or organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in each case (other than with respect to such memorandum or articles of association, charter, by-laws or equivalent incorporation or organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as whole. As used herein, a “Repayment Event” means any event or condition which gives any lender or the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such lender’s or holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(l)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered ADSs and Underlying Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder, state securities laws, foreign securities laws, blue sky laws, the United Kingdom Companies Act 2006, any applicable rules and regulations of the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Global Market. Without limitation, the Offered ADSs and the Underlying Securities have not been and will not be the subject of an offer to the public in the United Kingdom for the purposes of section 85 (1) of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and no invitation or inducement to acquire them has been or will be made which would be prohibited by section 21 of FSMA.

(m)         No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, in each case other than those in the ordinary course of business; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock and no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) there has not been any material change in the capital stock, short-term or long-term debt of the Company or any of its subsidiaries; and (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, stockholders’ equity, operations or results of operations or prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole.

(n)          Absence of Proceedings. There are no legal, regulatory or governmental proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, (i) other than proceedings disclosed in the Time of Sale Prospectus and proceedings that would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)          Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)          Environmental Laws. Except as described in the Time of Sale Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)          Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(r)          Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, charges, mortgages, encumbrances and defects and not subject to any assignment, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, agreement for payment on deferred terms, or any similar agreement or arrangement, with all such assets being in the possession or under the control of Company and its subsidiaries, except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not materially adverse to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. The Company and its subsidiaries do not own any real property.

(s)          Title to Intellectual Property. The Company and its subsidiaries own or possess the valid right to use all patents, patent applications, utility models, trademarks, trademark registrations, service marks, business names, service mark registrations, Internet domain name registrations, copyrights and related rights, copyright registrations, licenses, trade secrets, undisclosed test data, plant breeder’s rights, design rights, inventions (whether patentable or not), software and rights in software, works of authorships, databases, formulae, know how, rights to goodwill or to sue for passing off, rights in designs, rights in confidential information, and other intellectual property, whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights (collectively, the “Intellectual Property Rights”), necessary to conduct their respective businesses as currently conducted. The Company and its subsidiaries are not aware of any challenge by any person to the ownership by the Company and its subsidiaries of any of their Intellectual Property Rights. To the knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted and proposed to be conducted as set forth in the Time of Sale Prospectus and the Prospectus do not give rise to any material infringement of, any misappropriation of, or other violation of, any Intellectual Property Rights of any other person. Each of the licenses, collaboration, development or other agreements relating to the ownership, license or use of the Intellectual Property Rights to which the Company or its affiliates is a party (collectively, the “License Agreements”) that are described in the Time of Sale Prospectus and the Prospectus is valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company and each of its subsidiaries has complied in all material respects with, and is not in default or breach of, nor has it received any asserted or threatened claim of default or breach of, any License Agreement, and the Company has no knowledge of any default or breach by any other party of any License Agreement or of any infringement by any other party of any of the Intellectual Property Rights of the Company and its subsidiaries. No material claim has been made or is being pursued against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any Intellectual Property Rights or any license or franchise right of any person nor to the Company’s knowledge is there any reasonable basis for such a claim. The Company and each of its subsidiaries has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements, proprietary information and invention agreements, consulting agreements and services agreements by relevant contractors, consultants and employees. The Company and each of its subsidiaries has taken all reasonable steps to obtain ownership of all works of authorship, trade secrets and inventions (whether patentable or not) and any other Intellectual Property Rights made by its employees, consultants and contractors during the time they were employed by or under contract with the Company or any of its subsidiaries and which relate to the business of the Company or any of its subsidiaries. The Company and its subsidiaries have complied with and are in compliance with the General Data Protection Regulation ((EU) 2016/679), the Data Protection Act 2018and equivalent legislation in jurisdictions outside the United Kingdom in all material respects.

(t)          Absence of Material Labor Disputes; Compliance with ERISA. (a) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or other third parties that could reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole. (b) (i) Each material “employee pension benefit plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any “ERISA Affiliate” (defined as any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) has any liability (each, a “Plan”) is in material compliance with its terms and with the requirements of all applicable law including ERISA and the Code; (ii) no Plan is subject to Title IV of ERISA or is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). (c)(i) Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted in compliance with the rules of the relevant Stock Plan, and no such grant involved any “back-dating” or similar practice with respect to the effective date of such grant, and, with the exception of grants made under the 2008 GW Pharmaceuticals plc Long-Term Incentive Plan and the 2017 GW Pharmaceuticals plc Long-Term Incentive Plan, each stock option was granted with a per share exercise price no less than fair market value per share of the Ordinary Shares on the grant date of such option; and (ii) each such option was granted in compliance with applicable law and with the applicable Stock Plan(s), was duly approved by the Company’s Board of Directors (or a duly authorized committee thereof) and has been properly accounted for in the Company’s financial statements in accordance with IFRS (as defined below) and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. (d) Apart from the pension schemes referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or its subsidiaries is under a liability or obligation, or a party to any ex-gratia arrangement or promise, to pay, or accustomed to paying, pensions, gratuities, superannuation allowances or the like, or otherwise under any obligation to provide ‘‘relevant benefits’’ within the meaning of section 393B Income Tax (Earnings and Pensions) Act 2003 to or for any of its past or present officers or employees or their dependents; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus there are no retirement benefit, pension or death benefit or similar schemes or arrangements in relation to, or binding on, the Company or its subsidiaries or to which the Company or any of its subsidiaries contributes.

(u)          Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the directors of the Company consider prudent and bearing in mind the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)         Licenses and Permits. Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries possess all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state, national and foreign regulatory authorities (collectively, the “Permits”), including without limitation Permits required by the United States Food and Drug Administration (the “FDA”), the Drug Enforcement Administration (“DEA”), the European Medicines Agency (the “EMA”), the Medicines and Healthcare Products Regulatory Agency (“MHRA”) and any other state, federal, national and foreign agencies or bodies engaged in the regulation of pharmaceuticals, controlled substances or biohazardous materials, necessary to conduct their respective businesses as they are currently being conducted and as they are proposed to be conducted as set forth in the Time of Sale Prospectus and the Prospectus. Each such Permit is valid and in full force and effect, except where the invalidity of any such Permit or the failure to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)         Regulatory Matters. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product sold, under development, manufactured or distributed by the Company or any subsidiary (“Applicable Laws”); (B) have not received any Form 483 from the FDA, notice of adverse finding, warning letter, or other correspondence or written notice from the FDA, the DEA, the EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any subsidiary is in material violation of any term of any such Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, the DEA, the EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority or third party alleging that any product, operation or activity of the Company or its subsidiaries is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA, the DEA, the EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received written notice that the FDA, DEA, EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA, DEA, EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(x)          Studies and Trials. The animal and other preclinical and nonclinical studies and the clinical trials for Epidiolex, Sativex and all of the Company’s product candidates as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, conducted by the Company or any subsidiary or on behalf of the Company or any subsidiary, or, to the Company’s knowledge, by any individual physician under a treatment investigational new drug application, were, and if still pending are, being conducted in all material respects in compliance with all Applicable Laws and in accordance with their protocols, procedures and controls; the descriptions of the results of such preclinical and other nonclinical studies and clinical trials contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate in all material respects, and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has no knowledge of any other clinical trials or nonclinical studies, the results of which reasonably call into question the clinical trial or nonclinical study results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described, except as would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company has not received any written notices or correspondence or other communications from the FDA, the DEA, the EMA, the MHRA or any other domestic or foreign governmental agency requiring the termination, suspension or modification of any preclinical studies or clinical trials conducted by or on behalf of the Company or any subsidiary that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, which termination, suspension or modification would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y)          Compliance with Healthcare Laws. The Company and its subsidiaries have been in compliance in all material respects with all applicable healthcare laws, rules and regulations, to the extent they apply to the Company and its current activities, including, without limitation, (i) all applicable foreign, federal, state and local healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Medicare statute (Title XVIII of the Social Security Act), and the Medicaid statute (Title XIX of the Social Security Act); (ii) the patient privacy, data security and beach notification provisions under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§17921 et seq.); (iii) comparable state and local laws; and (iv) the regulations promulgated pursuant to such laws (collectively, the “Healthcare Laws”). Neither the Company nor any of its subsidiaries, nor their officers, directors, employees, agents, have engaged in activities that are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. Neither the Company nor any of its subsidiaries has received notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court, arbitrator or governmental entity or third party alleging that any product, operation or activity is in violation of any Healthcare Laws, and, to the Company’s knowledge, no such Action is threatened. Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any governmental entity. Additionally, neither the Company nor any of its subsidiaries, nor any of their employees, officers or directors, or to the Company’s knowledge, agents, is or has been excluded, suspended or debarred from participation in any U.S. state or federal healthcare program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(z)          Company’s Accounting System, Internal Control Over Financial Reporting and Disclosure Controls and Procedures. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as adopted by the European Union and the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Time of Sale Prospectus and the Prospectus, there is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since September 30, 2017 there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company and its subsidiaries maintain disclosure controls and procedures that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(aa)        Independent Accountants of the Company. Deloitte LLP, who has expressed its opinion with respect to the consolidated financial statements of the Company that are incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(bb)        Financial Statements. (a) The consolidated financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statements of operations, shareholders’ equity and cash flows of the Company and its subsidiaries as a whole for the periods specified and show a true and fair view of the assets, liabilities (including contingent liabilities) and financial position of the Company and its subsidiaries as a whole as at the relevant balance sheet date and of the profits and losses and cash flows of the Company and its subsidiaries as a whole for the periods specified. Such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(cc)        Tax Liabilities and Reserves. Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the documents incorporated by reference therein, any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, duties, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than (i) any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, or (ii) any tax returns or taxes to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established under IFRS, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The issue of the Offered ADSs and the Underlying Securities will not give rise to any material taxation charge on the Company or any of its subsidiaries. There is no material dispute or claim concerning any tax liability of the Company or any of its subsidiaries (i) claimed or raised by any taxation authority in writing, (ii) to the Company’s knowledge, threatened by any taxation authority, or (iii) as to which the Company or any of its subsidiaries has knowledge based upon personal contact with any agent of such authority.

(dd)        No Transfer Taxes. Other than as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no transfer taxes, stamp duties, capital duties, stamp duty reserve tax or other similar fees or charges under the laws of the United Kingdom or any political subdivision thereof, or U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid by or on behalf of the Underwriters or the Company in connection with the execution and delivery of this Agreement or the Deposit Agreement, the issuance and delivery by the Depositary to the Underwriters of the Offered ADSs, the issuance and delivery of the Underlying Securities by the Company to the Depositary, or the sale by the Company of the Offered ADSs to the Underwriters, in each case as contemplated by this Agreement.

(ee)        Stabilization. Neither the Company nor any of its affiliates (including any subsidiary) has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered ADSs in violation of the Exchange Act or the FSMA and its associated rules and regulations.

(ff)         Listing Approval. The ADSs outstanding as of the date hereof are listed on the Nasdaq Global Market. The Offered ADSs have been approved for listing on the Nasdaq Global Market.

(gg)        Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.

(hh)        Distributions by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s shares or capital stock, from repaying the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(ii)          Related Party Transactions. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, shareholders, stockholders, customers, suppliers, licensees or licensors of the Company and its subsidiaries, on the other hand, that is required to be described in the Time of Sale Prospectus or the Prospectus which is not so described. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(jj)          FINRA Disclosure. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor the Company’s officers, directors, shareholders or any of its affiliates (within the meaning of Conduct Rule 5121(f)(1) of FINRA) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, paragraph (rr) of the By-laws of FINRA) of, any member firm of FINRA, except, with respect to one director, as disclosed by the Company in writing to the Underwriters. All of the information provided by or on behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its FINRA Public Offering System filings (and related disclosure) with FINRA is true, complete and correct in all material respects.

(kk)        Margin Securities. Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered ADSs will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered ADSs to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ll)         Commission Agreements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered ADSs or any transaction contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus.

(mm)      Certain Disclosures. The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Taxation” insofar as they purport to describe the provisions of the laws and the documents referred to therein, constitute accurate, complete and fair summaries of the laws and the documents described therein in all material respects.

(nn)       Prior Offerings. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(oo)       Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. Without limitation of the preceding provisions of this paragraph (oo), neither the Company nor any of its subsidiaries, directors or officers nor, to the Company’s knowledge, any person (including any employee) who performs or has since July 1, 2011 performed services for the Company or a subsidiary or on its behalf has done or failed to do any act or thing the doing or omission of which contravenes the United Kingdom Bribery Act 2010 (the “Bribery Act”). Each of the Company and its subsidiaries which is a “relevant commercial organization” for purposes of Section 7 of the Bribery Act has in place “adequate procedures” as referred to in Section 7(2) of the Bribery Act.

(pp)       Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)       Compliance with Sanctions. (i) The Company represents that neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that neither it nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;

(B) to fund or facilitate, directly or indirectly, any transaction that is prohibited under the Bribery Act; or

(C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that, for the past 5 years, neither it nor any of its subsidiaries has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr)         Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA. None of the Company and its subsidiaries is, or has been, subject to any inquiry or investigation regarding any of the activities, or pursuant to any of the laws, rules or regulations, referred to above in paragraphs (oo), (pp) or (qq).

(ss)        Compliance with Applicable Laws. Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(tt)         Compliance with Sarbanes-Oxley. The Company is in compliance with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (or implementing the provisions thereof) that are in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

(uu)       Lending Relationships. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered ADSs to repay any outstanding debt owed to any affiliate of any Underwriter.

(vv)       F-6 Registration Statement. A registration statement on Form F-6 (File No. 333-187978) with respect to the ADSs has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The F-6 Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Offered ADSs when issued will be registered under the F-6 Registration Statement.

(ww)      Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and (ii) to general equitable principles (whether considered in a proceeding in equity or at law). The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xx)        ADRs. Upon execution and delivery by the Depositary of the ADRs, if applicable, evidencing the Offered ADSs against deposit of the Underlying Securities in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADRs conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Time of Sale Prospectus and Prospectus, there are no limitations on the rights of holders of Underlying Securities, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(yy)       Dividends and Distributions. No governmental or regulatory approvals are currently required in the United Kingdom or any political subdivisions thereof in order for the Company to pay dividends or other distributions declared by the Company to the holders of Underlying Securities, including the Depositary. Under current laws and regulations of the United Kingdom or any political subdivision thereof, any amounts payable with respect to the Underlying Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Underlying Securities may be paid by the Company to the Depositary in British Pounds that may be converted into foreign currency and freely transferred out of the United Kingdom without withholding or deduction on account of United Kingdom income tax and without the necessity of obtaining any governmental or other authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(zz)        FPI. The Company was a “foreign private issuer” within the meaning of Rule 405 under the Securities Act through March 31, 2018.

(aaa)      PFIC. Based on the Company’s estimated gross income, the average value of the Company’s assets, including goodwill, and the nature of the Company’s active business, the Company does not believe that it was classified as a “passive foreign investment company” for U.S. federal income tax purposes for its taxable year ended September 30, 2017.

(bbb)     Insolvency. No order has been made or petition or application presented or resolution passed by the Company or any of its subsidiaries or any of their respective directors for the winding up of the Company or any of its subsidiaries or for the appointment of a provisional liquidator to the Company or any of its subsidiaries or for an administration order in respect of the Company or any of its subsidiaries; no receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of the Company or any of its subsidiaries; no voluntary arrangement has been proposed under section 1 of the United Kingdom Insolvency Act 1986 in respect of the Company or any of its subsidiaries; no compromise or arrangement has been proposed, agreed to or sanctioned under section 899 of the United Kingdom Companies Act 2006 in respect of the Company or any of its subsidiaries; no action is being taken to strike the Company or any of its subsidiaries off the register under sections 1000 or 1003 of the United Kingdom Companies Act 2006; and, to the Company’s knowledge, no equivalent steps or action are being undertaken, or equivalent circumstances exist, in any jurisdiction outside the United Kingdom.

(ccc)      No Rated Securities. There are no securities of the Company or any of its subsidiaries issued or outstanding that are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(ddd)     Status under the Securities Act. At the time the Registration Statement and any post-effective amendment thereto was filed with the Commission, and at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was and is a well-known seasoned issuer as defined in Rule 405 under the Securities Act. The Registration Statement, and any post-effective amendment thereto, became effective automatically upon filing.

(eee)      AIM Rules. On December 5, 2016, admission of the Company’s Ordinary Shares to trading on the AIM market operated by London Stock Exchange plc (AIM) was cancelled in accordance with the AIM Rules for Companies published by London Stock Exchange plc from time to time (the “AIM Rules”). Since that date, the Company has not been and is not subject to the AIM Rules, except for AIM Rule 43 and to the Company’s knowledge there are no investigations or disciplinary actions under AIM Rule 43 against the Company.

(fff)        Cyber Security; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or known investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries have taken all reasonable actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data and for which any non-compliance with same would be reasonably likely to create a material liability).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.           Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a price of $148.915 per ADS (the “Purchase Price”) the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 285,000 Additional ADSs at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement, provided that if such date falls on a day that is not a business day, this right will expire on the next succeeding business day. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.           Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a U.S. public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Offered ADSs are to be offered to the public initially at a price of $158.00 per Offered ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $5.451 per Offered ADS under the Public Offering Price.

4.           Payment and Delivery. Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs to the Representatives for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on October 5, 2018, or at such other time on the same or such other date, not later than October 12, 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Initial Closing Date.” The Initial Closing Date and the Option Closing Date are hereinafter sometimes collectively referred to as a “Closing Date.” The Company undertakes to apply such funds forthwith upon receipt in paying up the nominal amounts of and any premium payable on the Underlying Securities in full.

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than November 1, 2018, as shall be designated in writing by you. The Company undertakes to apply such funds forthwith upon receipt in paying up the nominal amounts of and any premium payable on the Underlying Securities in full.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to each Closing Date. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes or duties payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor. Time shall be of the essence, and delivery of the Offered ADSs at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Offered ADSs through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct.

5.           Conditions to the Underwriters’ ObligationS.

The obligations of the Company to sell the Offered ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered ADSs on each Closing Date are subject to the condition that (i) the Registration Statement shall be effective on the date hereof and on each Closing Date and (ii) the accuracy, as of the date hereof and on each Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to each Closing Date: (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, in each case other than those in the ordinary course of business; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock and no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) there has not been any material change in the capital stock, short-term or long-term debt of the Company or any of its subsidiaries; and (v) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, stockholders’ equity, operations or results of operations or prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i), (ii), (iii), (iv) or (v) of this paragraph 5(a), is, in the judgment of the Representatives, so material and adverse as to make it, in your judgment, impracticable or inadvisable to market the Offered ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on each Closing Date a certificate, dated as of such Closing Date and signed by the Managing Director or Finance Director of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of each Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before each Closing Date.

(c)          The Underwriters shall have received on each Closing Date an opinion of Mayer Brown International LLP, counsel for the Company as to certain matters of English law and an opinion and a negative assurance statement of Mayer Brown LLP, counsel for the Company as to certain matters of U.S. law, each dated as of such Closing Date, substantially to the effect set forth in Exhibit A-1-A and Exhibit A-1-B hereto, respectively.

(d)          The Underwriters shall have received on each Closing Date an opinion of Covington & Burling LLP, special regulatory counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit A-2 hereto.

(e)          The Underwriters shall have received on each Closing Date an opinion of Mayer Brown LLP, special intellectual property counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit A-3 hereto.

(f)           Patterson Belknap Webb & Tyler LLP shall have furnished to the Representatives its written opinion, as U.S. counsel to the Depositary, addressed to the Underwriters and dated with such applicable Closing Date, in form and substance satisfactory to the Representatives, substantially in the form attached hereto as Exhibit A-4.

(g)          The Underwriters shall have received on each Closing Date an opinion and a negative assurance statement of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters as to certain matters of U.S. law and an opinion of Edwin Coe LLP, counsel for the Underwriters as to certain matters of English law, each dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

The opinions of Mayer Brown International LLP, Mayer Brown LLP, Covington & Burling LLP, and Patterson Belknap Webb & Tyler LLP described in Sections 5(c), 5(d), 5(e), 5(f) and 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h)           (i)          At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii)         With respect to the letter of Deloitte LLP referred to in Section 5(i)(i) and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of each Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection 5(h)(i) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Date.

(i)           The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives and the certain officers and directors of the Company listed on Schedule III hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on each Closing Date.

(j)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the Prospectus or the Time of Sale Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(k)          All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered ADSs, the Registration Statement, the Prospectus and the Time of Sale Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(l)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Offered ADSs or materially and adversely affect the business or operations of the Company or its subsidiaries, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered ADSs or materially and adversely affect the business or operations of the Company or its subsidiaries.

(m)         The Nasdaq Global Market shall have approved the Offered ADSs for listing, subject only to official notice of issuance.

(n)          The Underlying Securities in respect of the ADSs to be issued on the Closing Date have been allotted conditional only on receipt by the Company of funds for the Underlying Securities.

(o)          The Underwriters shall have received on each Closing Date a certificate, dated as of such Closing Date and signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, substantially in the form attached hereto as Exhibit A-5.

(p)          Prior to each Closing Date, the Company shall have furnished to the Underwriters such further information, opinions, certificates, letters or documents as the Representatives shall have reasonably requested.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such additional documents as the Representatives may reasonably request with respect to the due incorporation or good standing, as applicable, of the Company and its subsidiaries, as applicable, due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and the Underlying Securities and other matters related to the issuance of such Additional ADSs and the Underlying Securities.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representatives and counsel to the Underwriters.

6.          Covenants of the Company.

(a)          The Company covenants and agrees with each Underwriter as follows:

(i)          To furnish to each Representative, without charge, two (2) conformed copies of the Registration Statement and each amendment thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(a)(vi) or 6(a)(vii) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(ii)         Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iii)        To furnish to each Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(iv)        To retain in accordance with the rules and regulations of the Commission all free writing prospectuses not required to be filed pursuant to the rules and regulations of the Commission; and if at any time after the date hereof any events shall have occurred as a result of which any free writing prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any free writing prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented free writing prospectus that will correct such conflict, statement or omission or effect such compliance.

(v)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(vi)        If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vii)       If, during such period after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(viii)      To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(ix)         To file promptly all reports and any information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered ADSs.

(x) To advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus, of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any free writing prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(xi)         To apply the net proceeds from the sale of the Offered ADSs being sold by the Company as set forth in the Prospectus.

(xii)        To endeavor to qualify the Offered ADSs for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

(xiii)       To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(xiv)      To make the appropriate filings with Companies House in England and Wales in relation to the issue of the Underlying Securities.

(b)          The Company covenants and agrees with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (ii) enter into any swap or other arrangement that transfers , in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, (iii) file or cause to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the Offered ADSs to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is described in the Time of Sale Prospectus, the Prospectus or in any registration statement on Form S-8 under the Securities Act that has been filed by the Company or, otherwise, of which the Underwriters have been advised in writing, or (iii) any Ordinary Shares issued by the Company in connection with any mergers or acquisitions, joint ventures, strategic alliances or similar commercial relationships with another company in an aggregate amount not to exceed 5% of the number of Ordinary Shares outstanding immediately following completion of the issuance of the Offered ADSs.

(c)          The Company will, to the extent lawful, indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transfer, transaction, issue or similar duty or tax, including any interest and penalties, on the creation, issue and sale of the Underlying Securities and the Offered ADSs by the Company to the Underwriters and on the execution and delivery of this Agreement (provided that the Company shall not be required to indemnify the Underwriters in respect of any (i) tax imposed on or calculated by reference to the net income received or receivable by the Underwriters or (ii) any tax imposed pursuant to Section 1471 through 1474 of the Code). All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent carved out in (i) and (ii) above.

7.           Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Ordinary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Offered ADSs to the Underwriters, including any transfer or other duties or taxes payable on such transfer and delivery, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Offered ADSs under state securities laws and all expenses in connection with the qualification of such securities for offer and sale under state securities laws as provided in Section 6(xii) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered ADSs by FINRA (such counsel fees with respect to (iv) hereunder not to exceed $15,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form F-3 relating to the Ordinary Shares and all costs and expenses incident to listing the Offered ADSs on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Ordinary Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval in writing of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Offered ADSs, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered ADSs by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses for itself.

8.           Covenants of the Underwriters.

Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.           Indemnity and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 405 under the Securities Act) and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls each Underwriter with the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities or any action, investigation or proceeding in respect thereof to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses, liabilities, actions, investigations or proceedings arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including, without limitation, in any “road show” (as defined in Rule 433 under the Securities Act) for the offering, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities actions, investigations or proceedings arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16), or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i) or (ii) above of this Section 9(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities (or any action, investigation or proceeding in respect thereof) to which such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case (i) and (ii) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16) and to reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by an Underwriter under this Section 9(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c)          Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (by the forfeiture of substantial rights and defenses) by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or the Representatives in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 9 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          If the indemnification provided for in Section 9(a) or 9(b) is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party under such section shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Offered ADSs, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the offering of the Offered ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered ADSs. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 16. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors, or any person controlling the Company and (iii) acceptance of and payment for any of the Offered ADSs.

10.         Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company if (1) after the execution and delivery of this Agreement and prior to the Initial Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT LLC, the Nasdaq Global Market, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or market or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or State or United Kingdom authorities, or (v) there shall have occurred any outbreak or escalation of national or international hostilities or an act of terrorism, or the United States or the United Kingdom shall have become engaged in hostilities, or there shall have been a declaration of a national emergency or war by the United States or the United Kingdom or any change in financial markets, currency exchange rates or controls or any change in United States, United Kingdom or international economic, political or financial conditions or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, (2) any of the events described in Section 5(a) shall have occurred or (3) the Underwriters shall decline to purchase the Offered ADSs for any reason permitted under this Agreement.

11.         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Initial Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you, the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 7 and this Section 11. In any such case either the Representatives or the Company shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed on Schedule I hereto that, pursuant to this Section 11, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, or if the Underwriters shall decline to purchase the Offered ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all accountable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.         Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered ADSs, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered ADSs.

13.         ABSENCE OF A FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a)          the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the offering of the Offered ADSs and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters and their affiliates, Goldman Sachs and its affiliates, Morgan Stanley and its affiliates, or J.P. Morgan or its affiliates advised or is advising the Company on other matters;

(b)          the price of the Offered ADSs set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that the Underwriters and their affiliates, Goldman Sachs and its affiliates, Morgan Stanley and its affiliates, and J.P. Morgan and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.         Applicable Law; AGENT FOR SERVICE; JURISDICTION; ETC.

(a)          This Agreement and any claim, controversy or dispute relating to or arising from this Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The Company and the Underwriters each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriters. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

(b)          The Company irrevocably appoints Greenwich Biosciences, Inc., 5750 Fleet Street, Suite 200, Carlsbad, California, 92008, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such legal proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 20 shall he deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(c)          With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

(d)          The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

16.         Underwriters’ information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ information (the “Underwriters’ Information”) consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the seventh, eleventh, twelfth and thirteenth paragraphs under the heading “Underwriters.”

17.         COMPLIANCE WITH USA PATRIOT ACT. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

19.        PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.         GENERAL. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

21.         Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to the Chief Executive Officer, GW Pharmaceuticals plc, 1 Cavendish Place, London W1G 0QF with a copy to David S. Bakst, Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020 and Richard Smith, Mayer Brown International LLP, 201 Bishopsgate, London EC2M 3AF, United Kingdom.

[Remainder of page intentionally left blank]

Very truly yours,

GW PHARMACEUTICALS PLC

By:	/s/ Justin Gover

Name:	Justin Gover
Title:	Chief Executive Officer

Accepted as of the date hereof

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ David Bauer

Name:	David Bauer
Title:	Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Kalli Dircks

Name:	Kalli Dircks
Title:	Executive Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Benjamin Burdett

Name:	Benjamin Burdett
Title:	Managing Director

Schedule I

Underwriter	Number of Firm ADSs To Be Purchased
Goldman Sachs & Co. LLC.	570,000
Morgan Stanley & Co. LLC	570,000
J.P. Morgan Securities LLC	532,000
Cowen and Company, LLC	228,000

Total:	1,900,000

SCHEDULE II(A)

Free Writing Prospectuses

None

SCHEDULE II(B)

Pricing Terms

1.          The Company is selling 1,900,000 ADSs.

2.          The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 285,000 ADSs.

4.          The public offering price per ADS shall be $158.00.

5.          Settlement will be on October 5, 2018 (T+2)

SCHEDULE III

Parties Entering Lock-Up Agreements

Dr. Geoffrey Guy

Mr. Justin Gover

Mr. Cabot Brown

Mr. Thomas Lynch

Mr. James Noble

Dr. Catherine Mackey

Ms. Alicia Secor

Lord William Waldegrave

Mr. Adam George

Dr. Volker Knappertz

Mr. Chris Tovey

Mr. Julian Gangolli

Mr. Scott Giacobello

Mr. Douglas Snyder

EXHIBIT A-1-A

Form of Opinion of UK Counsel to the Company

EXHIBIT A-1-B

Form of Opinion and Negative Assurance Letter of U.S. Counsel to the Company

EXHIBIT A-2

Form of Opinion of Special Regulatory Counsel to the Company

EXHIBIT A-3

Form of Opinion of Mayer Brown on Intellectual Property

EXHIBIT A-4

Form of Opinion of U.S. Counsel to the Depositary

EXHIBIT A-5

Form of CFO Certificate

Exhibit B

[FORM OF LOCK-UP LETTER]

September ____, 2018

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

  as the Representatives of the several

  Underwriters to be named in the

  Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Representatives”), as representatives of the several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GW Pharmaceuticals plc, a company incorporated in England and Wales (the “Company”), providing for the U.S. public offering and the sale (the “Public Offering”) by the several Underwriters of American Depositary Shares (“ADSs”), each representing 12 ordinary shares, par value £0.001 per share (the “Ordinary Shares”) of the Company registered with the Securities and Exchange Commission (the “SEC”) pursuant to a registration statement on Form F-3, File No. 333-217329, filed with the SEC on April 17, 2017 (the “Registration Statement”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly, during the period (the “Lock-up Period”) commencing on the date hereof and ending 90 days after the date of the Underwriting Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, the “Lock-Up Securities”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made during the Lock-up Period in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired, in such open market transactions, (b) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs as a bona fide gift or charitable contribution, (c) transfers to any member of the immediate family of the undersigned or any trust or pension plan scheme for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (d) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that no transfer or distribution pursuant to clause (b), (c) or (d) shall involve a disposition for value, (e) distributions of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs to limited partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee, trustee, distributee or transferee, as the case may be, shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the Lock-up Period, (f) exercises of warrants for Ordinary Shares provided that, for the avoidance of doubt, any Ordinary Shares received in connection with the exercise of warrants shall be subject to the restrictions contained in this agreement, (g) transfers of ADSs or Ordinary Shares to the Company in connection with the cashless exercise of options that would otherwise expire, other than a “broker-assisted” cashless exercise; provided that, for the avoidance of doubt, any ADSs or Ordinary Shares received in connection with the cashless exercise of options shall be subject to the restrictions contained in this agreement, or (h) any sale of ADSs to the underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

[In addition, notwithstanding the restrictions imposed by this agreement, the undersigned may, [beginning on the date that is 31 days after the date of the Underwriting Agreement and] without the prior written consent of the Representatives, sell up to [ ] ADSs.]]

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (ii) either the Representatives, on the one hand, or the Company, on the other hand, have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, withdraws the Registration Statement or deregisters all of the shares covered by the Registration Statement or (iv) the Underwriting Agreement has not been executed on or before October 31, 2018, then this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

Very truly yours,

(Name of Officer, Director or Shareholder - Please Print)

(Signature)

(Name of Signatory if Shareholder is an entity - Please Print)

(Title of Signatory if Shareholder is an entity - Please Print)

Address: